Exhibit 23



                         INDEPENDENT AUDITOR'S CONSENT



To the Stockholders
Lee Enterprises, Incorporated
Davenport, Iowa


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 2-56652, No. 2-77121, No. 2-58393, No. 33-19725, No. 33-46708, No.
333-6435 and No. 333-6433 and in the related Prospectuses of our report dated November 5, 1999 with respect to the financial statements of Lee Enterprises, Incorporated, incorporated by reference and the schedule included in this Annual Report on Form 10-K for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in such Prospectuses.



/s/ McGladrey & Pullen, LLP



Davenport, Iowa
December 24, 1999